As filed with the Securities and Exchange Commission on October 12, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPUBLIC COMPANIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0175923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

REPUBLIC COMPANIES GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

REPUBLIC COMPANIES GROUP, INC. STOCK PLAN

REPUBLIC COMPANIES GROUP, INC. EQUITY-BASED COMPENSATION PLAN

(Full title of the plan)

Parker W. Rush

President and Chief Executive Officer

Republic Companies Group, Inc.

222 Delaware Avenue, Suite 900

Wilmington, Delaware 19801

(302) 658-3613

(Name, address and telephone number of agent for service)

copies to:
T. Mark Kelly Vinson & Elkins LLP First City Tower 1001 Fannin Street, Suite 2300 Houston, Texas 77002-6700 (713) 758-2222	Jeffrey A. Chapman Vinson & Elkins LLP 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201-2975 (214) 220-7700	Michael E. Ditto Vice President and General Counsel Republic Underwriters Insurance Company 5525 Lyndon B. Johnson Freeway Dallas, Texas 75240 (972) 788-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,558,124 shares	(3)	$12.625	$19,671,315.50	$2,315.31

(1)	Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Equity-Based Compensation Plan, the Stock Plan and the Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The price for the 1,558,124 shares being registered hereby was based on a price of $12.625, the average of the high and low prices reported on the NASDAQ National Market on October 10, 2005.
(3)	Of the shares being registered hereby, 1,000,000 are available pursuant to the Equity-Based Compensation Plan; provided, however, that any shares issued pursuant to awards granted on or after July 12, 2005 under the Stock Plan will count against this 1,000,000 share limit; 500,000 shares relate to shares issuable upon the exercise of purchase options that may in the future be granted pursuant to the Employee Stock Purchase Plan. The remaining 58,124 shares relate to shares issuable pursuant to the Stock Plan with respect to options granted prior to July 12, 2005 and exercised on and after the date of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Republic Companies Group, Inc. (the “Registrant”) will send or give to all participants in the Republic Companies Group, Inc. Stock Plan, the Republic Companies Group, Inc. Employee Stock Purchase Plan and the Republic Companies Group, Inc. Equity-Based Compensation Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s prospectus filed on August 4, 2005 pursuant to Rule 424(b) promulgated under the Securities Act in connection with the Registrant’s Registration Statement No. 333-124758.

(b) All other reports filed by the Registrant since August 4, 2005 with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005.

(c) The description of the Registrant’s Common Stock, par value $.01 per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed on July 25, 2005, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify its current or former directors and officers, as well as other current or former employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually or reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than actions by or in the right of such corporation. The director or officer must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation is similarly empowered by the DGCL, subject to the same limitation described in the previous sentence, with respect to actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and court approval is required to indemnify an individual adjudged to be liable to the corporation. Where directors and officers are successful on the merits or otherwise in the defense of such actions, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify them against the expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense. The DGCL permits a corporation to advance expenses, including attorneys’ fees, incurred by a director or officer in defending such actions, provided that the director or officer undertakes to repay the advanced amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The statutory indemnification provided under Section 145 of the DGCL is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s certificate of incorporation provides for the indemnification of all current and former directors and all current and former officers to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Registrant’s directors shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which a director derived an improper personal benefit.

The Registrant’s bylaws provide that indemnification of the Registrant’s present directors and officers in a specific case requires authorization by (1) majority vote of the directors who are not party to the action or proceeding, (2) a committee designated by a majority of such directors, (3) a legal opinion of independent legal counsel or (4) the stockholders. With respect to former directors and officers, authorization may be provided by any person having the authority to act on the matter.

The employment agreements of the Registrant’s executive officers indemnify those officers for certain liabilities arising out of the officers’ performance, duties and responsibilities to, for or on behalf of the Registrant.

The Amended and Restated Registration Rights Agreement, dated August 8, 2005, provides for limited indemnification by the holders of registrable securities to the officers and directors of the Registrant for certain liabilities under the Securities Act and the Exchange Act. This indemnification is restricted to liability with respect to information furnished in writing by such holder to the Registrant expressly for use in filing a registration statement.

We have entered into agreements to indemnify our current directors and executive officers. Under these agreements, we are obligated to indemnify our directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer.

As permitted by the DGCL and in accordance with our bylaws, we maintain directors’ and officers’ liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (File No. 33-124758) as filed with the Commission on July 19, 2005)

4.2	Form of Amended and Restated Certificate of Incorporation of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.3	Amended and Restated Bylaws of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.4	Republic Companies Group, Inc. Stock Plan, effective May 1, 2004 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.5	Republic Companies Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.6	Republic Companies Group, Inc. Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

5.1	Opinion of Vinson & Elkins LLP

23.1	Consents of KPMG LLP

23.2	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included in the signature pages hereto)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 12, 2005.

REPUBLIC COMPANIES GROUP, INC.

By:	/s/ Martin B. Cummings
Martin B. Cummings
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints each of Parker W. Rush and Martin B. Cummings, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ Parker W. Rush Parker W. Rush	President and Chief Executive Officer; Director	October 12, 2005

/s/ Martin B. Cummings Martin B. Cummings	Vice President and Chief Financial Officer	October 12, 2005

/s/ Michael E. Ditto Michael E. Ditto	Vice President and General Counsel	October 12, 2005

/s/ James G. Drawert James G. Drawert	Chief Underwriting Officer	October 12, 2005

/s/ Robert S. Howey Robert S. Howey	Chief Marketing Officer	October 12, 2005

/s/ Bruce W. Schnitzer Bruce W. Schnitzer	Chairman of the Board of Directors	October 12, 2005

/s/ Scott L. Bok Scott L. Bok	Director	October 12, 2005

/s/ Robert H. Kullas Robert H. Kullas	Director	October 12, 2005

/s/ Patrick K. McGee Patrick K. McGee	Director	October 12, 2005

/s/ Robert H. Sheridan Robert H. Sheridan	Director	October 12, 2005

/s/ John Ware John Ware	Director	October 12, 2005

EXHIBIT INDEX

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1/A (File No. 33-124758) as filed with the Commission on July 19, 2005)

4.2	Form of Amended and Restated Certificate of Incorporation of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.3	Amended and Restated Bylaws of Republic Companies Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.4	Republic Companies Group, Inc. Stock Plan, effective May 1, 2004 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.5	Republic Companies Group, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

4.6	Republic Companies Group, Inc. Equity-Based Compensation Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1/A (File No. 333-124758) as filed with the Commission on July 19, 2005)

5.1	Opinion of Vinson & Elkins LLP*

23.1	Consents of KPMG LLP*

23.2	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)*

24.1	Powers of Attorney (included in the signature pages hereto)*

*	Filed herewith